UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 20, 2016 (July 20, 2016)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	47-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Barksdale
Newark, DE 19711

 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(302) 709-1822

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 20, 2016 (“Effective Date”), Accurexa, Inc. (“Company”) entered into a patent assignment agreement (“Agreement”) under which the Company was assigned the patent rights to the new patent application related to its proprietary formulation used in its ACX-31 program.  The Company is developing its ACX-31 program for the local delivery of temozolomide as adjunctive therapy to BCNU, both chemotherapeutics, in the treatment of brain tumors.

In connection with entering into the Agreement, the Company issued 450,000 shares of the Company’s common stock.  These shares were issued pursuant to Regulation D under the Securities Act of 1933, as amended, are exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and bear an appropriate restrictive legend.

For a full description, a Form of the Agreement is filed and can be reviewed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.20	Form of patent assignment agreement, dated July 20, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: July 22, 2016	By: /s/ George Yu
Name: George Yu
Title: President & CEO